Exhibit 10.99

TENTH AMENDMENT TO

2001 RESTATEMENT OF

THE HARRAH’S ENTERTAINMENT, INC.

SAVINGS AND RETIREMENT PLAN

WHEREAS, Harrah’s Entertainment, Inc., a Delaware corporation (the Company”), has established and maintains the Harrah’s Entertainment, Inc. Savings and Retirement Plan (the “Plan”) for the benefit of its eligible employees and the eligible employees of certain participating companies; and

WHEREAS, amendment of the Plan is desirable to (1) to comply with changes required by law, (2) provide for the merger of the Caesars Entertainment 401(k) Savings Plan with and into the Plan effective December 31, 2006, and (3) to make certain other changes.

NOW, THEREFORE, BE IT RESOLVED that, this Tenth Amendment to the 2001 Restatement of the Plan is adopted and shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Tenth Amendment.

BE IT FURTHER RESOLVED that, pursuant to the power and authority reserved by Section 14.2(a) of the Plan, the Plan is hereby amended as follows, effective as of January 1, 2007, except as otherwise provided herein:

1.      By substituting for Section 1.16(a) of the Plan the following:

“Section 1.16 Compensation.

(a)       “Compensation” of a Participant for any Plan Year means base pay, overtime, shift premiums, commissions and tips (including those earned while on overtime) reported to the Employer for Federal withholding purposes (but not exceeding tips actually received) paid during the Plan Year including amounts excluded from taxable income by reason of Code Sections 125, 132(f)(4), 402(c)(3), 402(h) or 403(b). Compensation excludes bonuses, paid time off sell-backs, severance and salary continuation payments, any amount deferred under a nonqualified deferred compensation plan, consulting payments, and other forms of additional remuneration.

2.      By substituting for Section 1.20 of the Plan the following:

“Section 1.20 Disability Retirement. “Disability Retirement” of a Participant means his Separation from the Service due to any physical or mental injury or disease that causes him to be permanently incapable of securing any gainful employment. Such disability shall be established by certification to the Plan Administrator. Such certification shall be by:

(a)      an award to receive Social Security disability benefits; or

(b)      approval of waiver of premiums under the Employer’s group life insurance plan.”

3.       By substituting for Section 1.37(a)(iii) the following:

“(iii)     Payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant or Participant’s Spouse, children or dependents (as defined in Code Section 152 without regard to Code Sections 152(b)(1), (b)(2) and (d)(1)(B));

4.      By substituting for Section 1.37(a)(v) and by adding as new Section 1.37(a)(vi) and (a)(vii) of the Plan the following:

“(v)      Payments of burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Code Section 152 without regard to Code Section (d)(1)(B));

(vi)      Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income); or

(vii)    Any other event identified by the Commissioner of Internal Revenue in revenue rulings, notices and/or other documents of general applicability for inclusion in the foregoing list.”

5.      By deleting Section 1.45 in its entirety and substituting the followings:

“Section 1.45 – RESERVED”

6.      By substituting for Section 1.58 of the Plan the following:

“Section 1.58 Qualified Matching Contribution. “Qualified Matching Contribution” means the additional Company contribution made, if any, to satisfy the requirements of Section 3.6(a) and Code Section 401(a)(4), as described in Treas. Reg. Sec. 1.401(m)-2(b)(1)(A).”

7.      By substituting for Section 1.59 of the Plan the following:

“Section 1.59 Qualified Nonelective Contribution. “Qualified Nonelective Contribution” means the additional Company contribution made to satisfy the requirements of Section 3.5 and Code Section 401(a)(4), as described in Treas. Reg. Sec. 1.401(k)-2(b)(1)(A), or a special contribution made pursuant to Section 13.11.”

8.      By substituting for the second sentence of Section 3.5 of the Plan the following:

“The Administrator shall determine if these requirements are satisfied pursuant to Code Section 401(k), the regulations thereunder, and subsequent Internal Revenue Service guidance issued under the applicable provisions of the Code, the provisions of which are incorporated here by reference.

9.      By substituting for Section 3.5(a) of the Plan the following:

(a)      Actual Deferral Percentage Test. For each Plan Year, the Deferral Percentage of the Highly Compensated Group shall be:

(i)  not more than 125 percent of, or

(ii)  not more than two percentage points higher than, and not more than twice,

the Deferral Percentage for such Plan Year of the Nonhighly Compensated Group for the current Plan year (the “Current Year Testing Method”), or such other amount as may be required under Treas. Reg. Sec. 1.401(k)-2(a)(3)(ii).

Instead of applying the Current Year Testing Method, the Administrator may elect to apply the Deferral Percentage for the Nonhighly Compensated Group for the prior Plan Year (“Prior Year Testing Method”) as permitted under Treas. Reg. Sec. 1.401(k)-2(a)(2)(ii).

10.      By substituting for Section 3.5(b)(iii) and (iv) of the Plan the following:

“(iii) To the extent permitted by Code Section 401(a)(4) and Treas. Reg. Sec. 1.401(k)-2(b)(1)(A) (which are incorporated herein by this reference), the Company may make Qualified Nonelective Contributions to the Qualified Accounts of select Participants. In the event that the Plan ever uses the Prior Year Testing Method, any Qualified Nonelective Contributions shall be contributed by the end of the relevant testing year. To the extent permitted by Treas. Reg. Sec. 1.401(k)-2(a)(6)(iv), such Qualified Nonelective Contributions shall be allocated to Participants in inverse order of Compensation received in the Plan Year in question (so the lowest compensated Participant receives the first allocation) with each Participant who receives an allocation receiving the maximum allocation permitted by Code Section 415 before any Participant with greater Compensation receives any allocation, until such contribution is fully allocated.

(iv) Prior to the end of the following Plan Year, the amount of excess contributions within the meaning of Treas. Reg. Sec. 1.401(k)-6 (adjusted for income or loss for the Plan Year and, only for Plan Years beginning in 2006 and 2007, the period from the end of the Plan Year until distributed, computed in a consistent and reasonable manner in accordance with Section 5.1 and Code Section 401(a)(4)) for Participants who were Highly Compensated Employees for the Plan Year shall distributed to the Highly Compensated Employees in question. Such distribution shall not be subject to any Spousal Consent requirements or treated as a withdrawal or distribution subject to Article VIII or XI. To the extent that any excess contribution is distributed pursuant to this subsection, any Matching Contribution relating to such excess contribution will be forfeited.”

11.      By substituting for the second sentence of Section 3.6 of the Plan the following:

“The Administrator shall determine if these requirements are satisfied pursuant to Code Section 401(m), the regulations thereunder, and subsequent Internal Revenue Service guidance issued under the applicable provisions of the Code, the provisions of which are incorporated here by reference.”

12.      By substituting for Section 3.6(a) of the Plan the following:

(a)      Actual Contribution Percentage Test. For each Plan Year, the Contribution Percentage of the Highly Compensated Group shall be:

(i)   not more than 125 percent of, or

(ii)  to the extent allowed under Treas. Reg. Sec. 1.401(m)-2(a)(3)(ii), not more than two percentage points higher than, and not more than twice,

the Contribution Percentage for such Plan Year of the Nonhighly Compensated Group for the current Plan year (the “Current Year Testing Method”), or such other amount as may be required under Treas. Reg. Sec. 1.401(m)-2(a)(3)(ii).

Instead of applying the Current Year Testing Method, the Administrator may elect to apply the Contribution Percentage for the Nonhighly Compensated Group for the prior Plan Year (“Prior Year Testing Method”) as permitted under Treas. Reg. Sec. 1.401(m)-2(a)(2)(ii).

13.      By substituting for Section 3.6(b)(iv) and (v) of the Plan the following:

“(iv) To the extent permitted by Code Section 401(a)(4) and Treas. Reg. Sec. 1.401(m)-2(b)(1)(A) (which are incorporated herein by this reference), the Company may make Qualified Matching Contribution to the Qualified Accounts of select Participants. In the event that the Plan ever uses the Prior Year Testing Method, any Qualified Matching Contribution shall be contributed by the end of the relevant testing year. To the extent permitted by Treas. Reg. Sec. 1.401(m)-2(a)(5), such Qualified Matching Contribution shall be allocated to Participants in inverse order of Compensation received in the Plan Year in question (so the lowest compensated Participant receives the first allocation) with each Participant who receives an allocation receiving the maximum allocation permitted by Code Section 415 before any Participant with greater Compensation receives any allocation, until such contribution is fully allocated.

(v) Prior to the end of the following Plan Year, the amount of excess aggregate contributions within the meaning of Treas. Reg. Sec. 1.401(m)-5 (adjusted for income or loss for the Plan Year and, only for Plan Years beginning in 2006 and 2007, the period from the end of the Plan Year until distributed computed in a consistent and reasonable manner in accordance with Section 5.1 and Code Section 401(a)(4)) for Participants who were Highly Compensated Employees for the Plan Year shall be distributed to the Highly Compensated Employees in question. Amounts distributed under the foregoing shall be in conformity with Treas. Reg. Sec. 1.401(m)-2(b)(2), and shall not be subject to Spousal Consent requirements or treated as a withdrawal or distribution under Article VIII or XI.”

14.    By substituting for Section 8.7(d) of the Plan the following:

“(d)     Matching Account.

(i)      An Active or Inactive Participant who has not attained age 59 1/2 may withdraw all or a portion of his vested Matching Account at any time provided that either the Participant has participated in the Plan for at least five years or that the amounts to be withdrawn have been held in the Plan for at least two years. Any such withdrawal will result in the suspension of all Matching Contributions with respect to any 401(k) and After Tax Contributions made for the next six months, beginning on the first day of the pay period following the pay period in which the withdrawal is made, or as soon as administratively practicable thereafter.

(ii)      An Active or Inactive Participant who has attained age 59 1/2 may withdraw all or a portion of his vested Matching Account at any time. Any such withdrawal will result in the suspension of all Matching Contributions with respect to any 401(k) and After Tax Contributions made for the next six months, beginning on the first day of the pay period following the pay period in which the withdrawal is made, or as soon as administratively practicable thereafter.”

15.    By substituting for Section 8.7(e) of the Plan the following:

“(e)    Discretionary Contribution Account. An Active or Inactive Participant may withdraw all or a portion of his vested Discretionary Contribution Account at any time provided that either the Participant has (1) attained age 59 1/2, or (2) participated in the Plan for at least five years or that the amounts to be withdrawn have been held in the Plan for at least two years. Any such withdrawal will result in the suspension of all Matching Contributions with respect to any 401(k) and After Tax Contributions made for the next six months, beginning on the first day of the pay period following the pay period in which the withdrawal is made, or as soon as administratively practicable thereafter.”

16.    By substituting for Section 11.2(b) of the Plan the following:

“(b)    in cash installments paid over the lesser of (I) a period not to exceed 15 years or (II) the Participant’s life expectancy as determined in accordance with Code Section 401(a)(9) and the regulations thereunder. At any time, a Participant or Beneficiary may elect to discontinue installments and receive the remaining portion of his vested Accounts in a single sum payment,”

17.    By substituting for Section 11.6(a) of the Plan the following:

“(a)      Distribution of a Participant’s vested Accounts will normally be made or commenced as soon as practicable following the Participant’s date of Separation from the Service, but not later than the 60th day after the later of (i) the close of the Plan Year during which the Participant attains age 65 or, (ii) the close of the Plan Year during which his date of Separation from the Service occurs, except as otherwise permitted under circumstances described in Treas. Reg. Sec. 1.401(a)-14(d). If the value of the Participant’s Accounts is over $5,000 (effective January 1, 1998), the Participant (but not his Beneficiary in the event of the Participant’s death) must consent in writing to receive the distribution, and a failure to consent shall be deemed an election to defer distribution. No Participant may elect to defer distribution beyond the date described in Section 11.6(b).”

18.    By substituting for Section 14.5(a) of the Plan the following:

“(a)      Any Company Affiliate may, with the approval of the Board, the Company’s Senior Vice President of Human Resources or her delegee, adopt the Plan as a whole company or as to any one or more divisions by resolution of its own board of directors or agreement of its partners or members. The adoption decision shall become, as to such Company Affiliate and its employees, a part of this Plan (as then amended or thereafter amended) and the related Trust Agreement. It shall not be necessary for such Company Affiliate to sign or execute the original or then amended Plan and Trust Agreement documents. The effective date of the Plan for any adopting Company Affiliate shall be that stated in the decision of adoption, and from and after such effective date, such Company Affiliate shall assume all the rights, obligations and liabilities of an Employer hereunder and under the Trust Agreement. The administrative powers and control of the Company, as provided in the Plan and Trust Agreement, including the right of amendment, and of appointment and removal of the Trustee, and its successors, shall not be diminished by reason of the participation of any such Company Affiliate.”

19.      Effective as of December 31, 2006, by substituting for Appendix E to the Plan the following:

“COMPANY AFFILIATES	APPENDIX E

A list of Company Affiliates that have adopted the Plan is included in the Rules of the Plan, as amended from time to time.”

20.      Effective as of December 31, 2006, by adding the following as Appendix G to the Plan:

CAESARS PLAN	APPENDIX G

THE HARRAH’S ENTERTAINMENT, INC

SAVINGS AND RETIREMENT PLAN

MERGER OF THE

CAESARS ENTERTAINMENT 401(k) SAVINGS PLAN

This Appendix G contains additional provisions of the Plan relating to the merger of the Caesars Entertainment 401(k) Savings Plan (the “Caesars Plan”) with and into the Plan, effective December 31, 2006. Specifically, Appendix G contains provisions relating to the Caesars Accounts of Plan Participants who were participants in the Caesars Plan effective as of December 31, 2006, and who became Participants in the Plan effective as of January 1, 2007.

ARTICLE G(I) – DEFINITIONS

Unless the context clearly indicates to the contrary, the terms used herein with the first letter or letters capitalized shall have the meaning specified below, or, if no definition is provided below, such terms shall have the meaning specified in the Plan.

Section G1.1 Caesars Accounts. “Caesars Accounts” means a Caesars Participant’s accounts established under the Caesars Plan.

Section G1.2 Caesars Participant. “Caesars Participant” means any person who was a participant in the Caesars Plan on December 31, 2006, and whose Caesars Accounts were transferred to the Plan as a result of the merger of the Caesars Plan with and into the Plan effective as of December 31, 2006.

Section G1.3 Caesars Plan. “Caesars Plan” means the Caesars Entertainment 401(k) Savings Plan, which merged with and into the Plan effective as of December 31, 2006.

Section G1.4 Year of Vesting Service. A Caesars Participant’s Years of Vesting Service under the Plan shall include all years of vesting service credited under the provisions of the Caesars Plan as of December 31, 2006, as well as all service otherwise so treated under the provisions of the Plan.

ARTICLE (G)II – ELIGIBILITY

(a)      Each active participant under the Caesars Plan on December 31, 2006, shall immediately be eligible to participate in the Plan on January 1, 2007 if he is employed as an Eligible Employee on January 1, 2007.

(b)      Each Eligible Employee on January 1, 2007, who was an “employee” under the Caesars Plan on December 31, 2006, but not a participant because he had not satisfied the six month service requirement under the Caesars Plan as of December 31, 2006, shall have his original date of hire under the Caesars Plan recognized as his “employment date” for purposes of Section 2.1(a) and (b) of the Plan.

ARTICLE (G)III – IN-SERVICE WITHDRAWALS

(a)      Withdrawals After Age 59 1/2. After attaining age 59 1/2, an Active or Inactive Caesars Participant may withdraw all or a portion of his Caesars Accounts at any time in accordance with the Rules of the Plan. Any such withdrawal shall not result in any suspension of Matching Contributions under the Plan.

*    *    *

IN WITNESS WHEREOF, the Company has caused this Tenth Amendment to be executed by its duly authorized officer on this 29 day of December, 2006.

HARRAH’S ENTERTAINMENT, INC.
S&RP Administrative Committee

By:	/s/ Jeffrey Shovlin

Name:	Jeffrey Shovlin

Title:	Chairman